UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 31, 2008


                       AIR TRANSPORT GROUP HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                     333-151350                26-1469720
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)         Identification Number)

          7453 Woodruff Way
         Stone Mountain, GA                                        30087
(Address of principal executive offices)                        (Zip Code)

       (Registrant's telephone number, including area code) (404) 671-9253

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2008, Air Transport Group Holdings, Inc, a Nevada corporation (the "Company") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Daniel J. Pierson (the "Seller") for the purchase of 100% of the issued and outstanding common stock of Technical Aero Services, Inc., a Florida Corporation with a closing scheduled for March 31, 2009. Under the terms of the Stock Purchase Agreement, the Company has agreed to purchase the issued and outstanding common stock of Technical Aero Services, Inc. from the Seller for $2,500,000, of which $625,000 will be paid through the issuance of the Company's common stock to the Seller on March 31, 2009 and a secured promissory note for $1,875,000 payable by the Company to Daniel J. Pierson (the "Note").

The descriptions of the Stock Purchase Agreement are qualified in their entirety by the terms of such documents (or forms thereof) filed as Exhibits 10.1, 10.2, 10.3, 99.1 respectively, to this current report and which terms are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit                              Description
-------                              -----------

10.1 Stock Purchase Agreement of Technical Aero Services Inc, signed on December 31, 2008. (Filed herewith).

10.2 Escrow Agreement for the purchase of Technical Aero Services Inc, signed on December 31, 2008. (Filed herewith).

10.3 Promissory note for the purchase of Technical Aero Services Inc, signed on December 31, 2008. (Filed herewith).

99.1 Press Release for the purchase of Technical Aero Services Inc (Filed herewith).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Air Transport Group Holdings, Inc.



Date: January 7, 2008                 By: /s/ Arnold Leonora
                                          --------------------------------------
                                          Arnold Leonora
                                          President, CEO, Secretary and Director